Exhibit 21. Subsidiaries of the Registrant

Name of Subsidiary [State or Country of Incorporation]
Domestic Subsidiaries
McD Europe Franchising LLC [Delaware]
McDonald's APMEA, LLC [Delaware]
McDonald's Deutschland LLC [Delaware]
McDonald's Development Italy LLC [Delaware]
McDonald's Global Markets LLC [Delaware]
McDonald's International Property Company, Ltd. [Delaware]
McDonald's Real Estate Company [Delaware]
McDonald's Restaurant Operations Inc. [Delaware]
McDonald's USA, LLC [Delaware]
Foreign Subsidiaries
3267114 Nova Scotia Company [Canada]
Asia Pacific McD Franchising [United Kingdom]
Moscow-McDonalds [Russia]
HanGook McDonald's Co. Ltd. [South Korea]
McDonald's LLC [Russia]
McD APMEA Holdings Pte. Ltd. [Singapore]
McD APMEA Singapore Investments Pte. Ltd. [Singapore]
McD Europe Holdings S.a.r.l [Luxembourg]
MCD Europe Limited [United Kingdom]
MCD Global Franchising Limited [United Kingdom]
MCDI Holdings Limited [United Kingdom]
MCD Investments Limited [United Kingdom]
McDonald's Australia Limited [Australia]
McDonald's France S.A.S. [France]
McDonald's GmbH [Germany]
McDonald's Grundstucks GmbH & Co. KG [Germany]
McDonald's Immobilien Gesellschaft mit beschrankter Haftung [Germany]
McDonald's Nederland B.V. [Netherlands]
McDonald's Polska Sp. z o.o [Poland]
McDonald's Real Estate LLP [United Kingdom]
McDonald's Restaurants Limited [United Kingdom]
McDonald's Restaurants of Canada Limited [Canada]
McDonald's Suisse Development Sàrl [Switzerland]
McDonald's Suisse Restaurants Sàrl [Switzerland]
Restaurantes McDonald's, S.A. [Spain]

The names of certain subsidiaries have been omitted because they do not constitute significant subsidiaries. These include, but are not limited to: McDonald's International, LLC [Delaware]; McDonald's Latin America, LLC [Delaware]; and other domestic and foreign, direct and indirect subsidiaries of the registrant, including 49 wholly-owned subsidiaries of McDonald's USA, LLC, many of which operate one or more McDonald's restaurants within the United States and the District of Columbia.

[ ]	Brackets indicate state or country of incorporation and do not form part of corporate name.